EXHIBIT 99.1
Houston, Texas
4 May 2010

FOR IMMEDIATE RELEASE

EARNINGS-

ATWOOD OCEANICS, INC., Houston-based International Drilling Contractor, announced today that the Company earned net income of $66,755,000 or $1.03 per diluted share, on revenues of $159,069,000 for the quarter ended March 31, 2010 compared to net income of $56,427,000 or $0.88 per diluted share, on revenues of $140,652,000 for the quarter ended March 31, 2009.  For the six months ended March 31, 2010, the Company earned net income of $133,739,000 or $2.06 per diluted share, on revenues of $323,312,000 compared to net income of $134,790,000 or $2.10 per diluted share, on revenues of $306,156,000 for the six months ended March 31, 2009.

	FOR THE THREE MONTHS ENDED MARCH 31,
	2010	2009

Revenues	$ 159,069,000	$ 140,652,000
Income before Income Taxes	77,018,000	71,533,000
Provision for Income Taxes	(10,263,000)	(15,106,000)
Net Income	66,755,000	56,427,000
Earnings per Common Share -
Basic	1.04	0.88
Diluted	1.03	0.88
Weighted Average Shares
Outstanding -
Basic	64,396,000	64,186,000
Diluted	65,103,000	64,235,000

	FOR THE SIX MONTHS ENDED MARCH 31,
	2010	2009

Revenues	$ 323,312,000	$ 306,156,000
Income before Income Taxes	158,273,000	163,249,000
Provision for Income Taxes	(24,534,000)	(28,459,000)
Net Income	133,739,000	134,790,000
Earnings per Common Share -
Basic	2.08	2.10
Diluted	2.06	2.10
Weighted Average Shares
Outstanding -
Basic	64,349,000	64,134,000
Diluted	65,063,000	64,284,000